                                                                   Exhibit 10(i)

                                 FIRST AMENDMENT
                                     TO THE
                 RESTRUCTURING, SECURITY AND GUARANTY AGREEMENT


     THIS AGREEMENT, made and entered into as of the 30th day of December, 1993, (the "First Amendment") by and among CENCOR, INC., a Delaware corporation ("CenCor"); CONCORDE CAREER COLLEGES, INC., a Delaware corporation ("Concorde"); MINNESOTA INSTITUTE OF MEDICAL AND DENTAL ASSISTANTS, INC., a Minnesota corporation ("Minnesota"); TEXAS COLLEGE OF MEDICAL AND DENTAL ASSISTANTS, INC., a Texas corporation ("Texas"); UNITED HEALTH CAREERS INSTITUTE, INC., a California corporation ("United"); SOUTHERN CALIFORNIA COLLEGE OF MEDICAL AND DENTAL ASSISTANTS, INC., a California corporation ("Southern California"); CONCORDE CAREERS - FLORIDA, INC., a Florida corporation ("Florida"); COLLEGES OF DENTAL AND MEDICAL ASSISTANTS, INC., a California corporation ("Dental"); and COMPUTER CAREER INSTITUTE, INC., an Oregon corporation ("Computer") (Minnesota, Texas, United, Southern California, Florida, Dental, and Computer being herein-after referred to collectively as "Guarantors" and each individually as a "Guarantor") amends that certain Restructuring, Security and Guaranty Agreement (the "Agreement") between the parties dated as of October 30, 1992.


                                    RECITALS

     (i) Pursuant to the Agreement entered into by CenCor, Concorde and the Guarantors, Concorde issued a debenture to CenCor in the principal amount of $5,422,307, dated October 30, 1992 (the "Debenture").

    (ii) Under the terms of the Agreement and the Debenture, the interest due on the principal amount of the Debenture is to be accrued until the commencement of quarterly payments on September 30, 1995.

   (iii) At this time Concorde wishes to pay to CenCor all interest accrued on the Debenture through and including December 31, 1993, totaling $559,353 (the "Accrued Interest"), by the assignment of certain of Concorde's receivables to CenCor, all on the terms and conditions set forth below.

    (iv) CenCor wishes to receive payment of the Accrued Interest at this time through the assignment of such receivables, all on the terms and conditions set forth below.

     (v) Concorde and CenCor wish to amend the Agreement to provide for such payment of the Accrued Interest.

    (vi) The Guarantors, each a wholly-owned subsidiary of Concorde, wish to reduce the amount of their guaranteed obligations through such payment of the Accrued Interest and thus consent to the amendment of the Agreement to provide for such payment.


                                    AGREEMENT

     In consideration of the premises and the mutual covenants and agreements herein contained, CenCor, Concorde and Guarantors agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. The following terms used herein shall have the meanings set forth in this Article and in the other parts of this Agreement referred to in this Article, and such meanings shall apply to both the singular and plural forms of such terms.

          (a) "Allowable Collection Expenses" shall mean those out-of-pocket fees and expenses actually paid by CenCor to independent unaffiliated third party collection agents or legal counsel engaged to collect Receivables (the "Collection Agents"). It is agreed that selection of a Collection Agent and the terms of its engagement shall be approved by Concorde, as set forth in Section 3.2.

          (b) "Gross Collections" shall mean the amount of funds collected by CenCor on the Receivables, provided that if a Student has entered into a settlement agreement with CenCor which provides for instalment payments, "Gross Collections" shall only include payments that have been actually received by CenCor.

          (c) "Outstanding Unworked Receivables" means those Receivables at any given time which (i) have not been collected, either in full, or in part pursuant to a settlement agreement with the Student, (ii) for which there is not an installment settlement agreement with the Student, or (iii) for which all Collection Efforts have not been completed.

          (d) "Receivables" shall mean the receivables due on all Accounts (as defined in the Agreement), itemized on Schedule I (subject to adjustment to reflect payments received through December 31, 1993) to the Assignment and Acceptance Agreement, attached hereto as Exhibit A and hereby incorporated herein by reference (the "Assignment"), having aggregate balances due of $8,400,071.38, plus any Substituted Receivables subsequently assigned to

     CenCor pursuant to Section 4.1, hereof, it being understood that all Receivables are accounts or notes receivable which have previously been written off by Concorde or a Guarantor for financial statement purposes, pursuant to Concorde's historical accounting practices.

          (e) "Remainder of Accrued Interest" shall mean the amount by which, if any, the amount of Accrued Interest exceeds CenCor's Gross Collections net of Allowable Collection Expenses.

          (f)  "Students" shall mean the obligors on the Receivables.

          (g) "Worked Receivables" are those Receivables which remain uncollected (and for which no settlement agreement has been entered into) after completion of all Collection Efforts with respect to each such Receivable.

     1.2  OTHER TERMS.  All capitalized terms used herein, not defined in
Section 1.1 or elsewhere in this First Amendment, shall have the meanings and be as defined in the Agreement.


                                   ARTICLE II
                   ASSIGNMENT AND PAYMENT OF ACCRUED INTEREST

     2.1 ASSIGNMENT OF RECEIVABLES. Subject to the terms and conditions contained herein, Concorde hereby transfers, assigns and conveys the Receivables having an aggregate face value of $8,390,000, to CenCor.

     2.2 ACCEPTANCE OF PAYMENT OF ACCRUED INTEREST. Subject to the terms and conditions contained herein, including without limitation the execution and delivery to CenCor of all consents, releases and other documents set forth in
Article VII, CenCor hereby accepts the assignment of the Receivables, as payment in full of the Accrued Interest, which totaled $559,353 at December 31, 1993.

     2.3 ASSIGNMENT OF FUTURE PAYMENTS. In the event any Students make payments on the Receivables to Concorde or a Guarantor after the date hereof, it is agreed that any such payments shall be delivered to CenCor.

     2.4 WITHOUT RECOURSE. This assignment shall be without recourse, and CenCor shall fully assume all risks of nonpayment of the Receivables, subject to the limited Right of Substitution set forth in Section 4.1

                                   ARTICLE III
                               TERMS OF ASSIGNMENT

     3.1 DELIVERY OF DOCUMENTATION. Commencing on or about March 4, 1994 Concorde will deliver to CenCor all relevant documentation underlying each of the Receivables, including copies of ledger cards, enrollment agreements, promissory notes (if existing), and any documentation, available to either Concorde or the Guarantors, concerning prior collection efforts on the part of any of them or their agents. In order to facilitate the efficient and orderly recording and processing of this documentation, itemized deliveries will be made weekly, each such delivery covering groups of Receivables aggregating $750,000 to $1,000,000 in face value, until the documentation for all the Receivables has been delivered. Deliveries shall be made to CenCor at its offices at City Center Square, 1100 Main Street, Suite 2350, Kansas City, Missouri 64105, or such other location that CenCor shall designate in writing.

     3.2 COLLECTION EFFORTS. In consideration of the Right of Substitution afforded to CenCor and in light of the Right of Credit, CenCor agrees that it will take reasonable steps to collect, in full or part, in a lump sum or in installment payments, each of the Receivables (the "Collection Efforts"), including, but not necessarily limited to reasonable search efforts to locate the Student (if necessary) and if the Student's location is known or determined:

          (a) initial telephone contact with the Student and, if collection is not obtained as a result thereof;

          (b) the sending of a default letter, outlining liability and penalties for failure to pay or settle the Receivable, by certified mail to Student and, if collection is not obtained as a result thereof;

          (c) reasonable follow-up telephone contact with the Student and, if collection is not obtained as a result thereof;

          (d)  management review as to feasibility of legal action to collect.

These Collection Efforts shall be made by a Collection Agent or Agents hired by CenCor, subject to Concorde's reasonable approval as to such employment and the terms of engagement (including fee schedules, acceptable collection procedures and settlement parameters, and provision of adequate indemnification of Concorde for any liability resulting from such agent's collection or settlement activities, which is secured by adequate insurance coverage). Furthermore, Concorde shall have the right to reasonably request that CenCor terminate its engagement with a given Collection Agent within 30 days of such written request. In addition to the Collection Efforts, CenCor may elect to (i) settle a Receivable for a partial payment, in cash or in installments, (ii) turn a Receivable over to legal counsel for collection, or (iii) make such other efforts through a Collection Agent to obtain collection as CenCor deems appropriate.

     3.3 RECORD KEEPING AND REPORTS. CenCor shall maintain, or cause its Collection Agents to maintain, a record on each Receivable as to efforts made to collect each such Receivable; the terms of any settlement entered into with respect to each such Receivable; all amounts received by CenCor in connection with each such Receivable; and the amount, if any, of Allowable Collection Expenses actually paid with respect to each such Receivable. CenCor shall provide, or cause its Collection Agents to provide, to Concorde (with copies to Mark Twain Kansas City Bank, a Missouri banking corporation ["Mark Twain"]) reports, at least quarterly, which set forth the foregoing and report, in aggregate:

          (a) the amount of Gross Collections, in the preceding period and from contract inception to date; and

          (b) the amount of Allowable Collection Expenses paid by CenCor (and to whom) on the Receivables, in the preceding period and from contract inception to date.

                                   ARTICLE IV
                        RIGHTS OF SUBSTITUTION AND CREDIT

     4.1 RIGHT OF SUBSTITUTION. Subject to the provisions set forth herein, provided that CenCor has not yet recouped an amount equal to one hundred percent (100%) of the Accrued Interest, and a Remainder of Accrued Interest exists, CenCor shall have a limited right of substitution as to the Receivables (the "Right of Substitution"), and may elect to reassign certain Worked Receivables to Concorde in exchange for the assignment from Concorde or the Guarantors of additional receivables of equal face value ("Substituted Receivables").

          (a) This Right of Substitution may be exercised once every six months, commencing six months after the date of the first delivery of Receivables, pursuant to Section 3.1, by CenCor giving written notice of its election to exercise its Right of Substitution to Concorde. This Right of Substitution shall terminate at such time as CenCor has recouped an amount equal to one hundred percent (100%) of the Accrued Interest.

          (b) The amount of Receivables as to which CenCor may exercise this Right of Substitution shall be limited to the amount of Receivables that constitute Worked Receivables on the date of exercise of the right, up to a maximum face amount equal to the then current Remainder of Accrued Interest multiplied by fifteen.

          (c) The amount of Worked Receivables to be Substituted may only be exercised as to $100,000 (one hundred thousand dollar) blocks, based on face value (unless Concorde's total receivables available for substitution at such time are less than $100,000, in which case the total amount of such receivables shall be the cap).

          (d) Substituted Receivables shall be selected at the discretion of Concorde and limited to its then outstanding receivables which have been written off by Concorde or the Guarantors for financial statement purposes pursuant to Concorde's historical accounting practices and which comply with the representations and warranties set forth in Section 8.1.

     4.2 RIGHT OF CREDIT. In the event the amount of CenCor's Gross Collections, less Allowable Collection Expenses, exceeds the amount of the Accrued Interest, the amount of such excess (the "Overage") shall be:

          (a) paid to Concorde as reimbursement of amounts paid by Concorde in legal fees and expenses, either to Concorde's legal counsel or CenCor's legal counsel (pursuant to Section 9.1) in connection with the negotiation, preparation and implementation of this First Amendment; and

          (b) to the extent the Overage exceeds such reimbursement, retained by CenCor but applied as a credit to any amounts owing from Concorde to CenCor under the Debenture, first to interest which has accrued since December 31, 1993 and then, to the extent of any excess Overage, either to prepayment of principal or to prepayment of future interest payments due, at the option of Concorde.

In the event of an Overage, and in lieu of creating additional Overages, CenCor may elect to cease its Collection Efforts on Outstanding Unworked Receivables by reassigning those remaining Outstanding Unworked Receivables to Concorde and/or may assign any outstanding installment payments on settlement agreements with Students to Concorde.

                                    ARTICLE V
                             AMENDMENT OF AGREEMENT

     5.1 PAYMENT TERMS AND MATURITY. Section 2.3 of the Agreement is hereby amended by the addition of the following subsection at the end of the existing text:

     "(e) Notwithstanding the foregoing, the interest accrued from the date of issuance of the Debenture through and including December 31, 1993 shall be prepaid by Concorde through the Assignment of the Receivables. In the event the Collection Efforts of CenCor, pursuant to the terms of the First Amendment, yield an Overage, the amount of such Overage shall be (a) paid to Concorde as reimbursement of amounts paid by Concorde in legal fees and expenses, either to Concorde's legal counsel or CenCor's legal counsel (pursuant to Section 9.1 of the First Amendment) in connection with the negotiation, preparation and implementation of the First Amendment; and (b) to the extent the Overage exceeds such reimbursement, retained by CenCor but applied as a credit first against the interest on the Debenture then accrued but unpaid, and then, to the extent of any excess Overage, either to prepayment of principal or to prepayment of future interest payments due, at the option of Concorde. Additionally, subject to the written consent of CenCor's Board of Directors, Concorde and Mark Twain, interest on the Debenture accrued after December 31, 1993 may be paid or prepaid by the future assignment of additional receivables, on the same terms as set forth in the First Amendment, as evidenced by the execution of subsequent assignments, substantially in the form of Exhibit A, hereto."

     5.2  INTEREST: RATE AND TERMS.  Section 2.4 of the Agreement is hereby
amended by the addition of the following sentence at the end of the   existing
text:

     "Notwithstanding the foregoing, accrued interest may be prepaid as set forth in Section 2.3(e), hereof."

     5.3 NOTICES. Section 10.6 of the Agreement is hereby amended to read as follows:

     10.6 NOTICES. All notices, requests, demands and other communications required or permitted by this Agreement shall be in writing and shall be given to or made upon the respective parties hereto by depositing the same in the United States mail, certified or registered, postage prepaid, or by telegram or private courier service, charges prepaid, or by delivery in person, to the appropriate address set forth below, and shall be deemed given or made when so deposited in the mail, delivered to the telegraph company or personally delivered.


          IF TO CONCORDE:

          Concorde Career Colleges, Inc.
          City Center Square
          1100 Main Street, Suite 416
          Kansas City, Missouri 64105

          with a copy to:

          Bryan Cave
          3300 One Kansas City Place
          1200 Main Street
          P.O. Box 419914
          Kansas City, Missouri 64141-6914
          Attention: Lorna Wright

          IF TO CENCOR:

          CenCor, Inc.
          City Center Square
          1100 Main Street, Suite 2350
          Kansas City, Missouri 64105

          with a copy to:

          Polsinelli White Vardeman & Shalton
          1100 Plaza Steppes Building
          700 West 47th Street
          Kansas City, Missouri 64112
          Attention: Lisa M. Schultes

     Either party may change its notice address by giving written notice to the other party. When given to Concorde as herein provided, notice shall also be deemed to have been given to all Guarantors. "

     5.4 OTHER AMENDMENTS. Additionally, the Agreement shall be amended to correct certain typographical errors, as set forth below:

          (a) The definition of "Transaction Costs" in Section 1. I of the Agreement is hereby amended to read as follows:

          '"TRANSACTION COSTS' means CenCor's reasonable out-of-pocket costs, fees and
     expenses actually incurred in connection with the restructuring of    the
     Contract Obligations, evidenced by this Agreement, including Board of Directors, legal, and consulting fees and expenses, all as supported by reasonable documentation, which shall be reimbursed by Concorde to the extent and in the manner as set forth in Section 2.7."

     (b)  Section 10.7 of the Agreement is hereby amended to read as follows:

     "10.7 AMENDMENTS. Concorde, CenCor and Guarantors may from time to time enter into written agreements supplemental hereto for the purpose of modifying or adding any provision to this Agreement or changing the rights and privileges of CenCor, Concorde or any Guarantor hereunder. Any such supplemental agreement shall be binding upon Concorde, CenCor and Guarantors and their respective successors and assigns. The provisions of this Section 10.7 shall not, under any circumstances, limit CenCor's rights, or Concorde's or any Guarantor's obligations, under Section 3.3 or any other provision of this Agreement."

     (c)  Section 10.12 of the Agreement is hereby amended to read as follows:


     "10.12 EXPENSES OF CENCOR. Concorde and Guarantors jointly and severally agree to pay or reimburse CenCor, on demand, for all reasonable out-of-- pocket costs, fees and expenses, including but not limited to reasonable attorneys' fees and expenses (whether or not suit be commenced and including fees and expenses in connection with proceedings in bankruptcy and appellate courts), if and to the extent not prohibited by applicable law, incurred or paid by CenCor in connection with the negotiation, preparation, execution, interpretation and enforcement of this Agreement and the Debenture (subject to the terms of Section 2.7 hereof), or in connection with the collection or enforcement of any of the Debenture Liabilities or the exercise of any of CenCor's rights and remedies under the Agreement, all of which costs, fees and expenses shall become and remain a part of the Debenture Liabilities until paid or reimbursed and shall bear interest from the date of CenCor's demand until paid or reimbursed in full."


                                   ARTICLE VI
                             CROSS INDEMNIFICATIONS

     6.1 INDEMNIFICATION BY CONCORDE AND GUARANTORS. Concorde and each of the Guarantors jointly and severally agree to indemnity and hold harmless CenCor from and against any and all damages, losses, and expenses (including attorney fees and expenses) directly incurred, sustained or suffered by or asserted against CenCor resulting from, arising out of, relating to, or caused by (a) the breach of any representation or warranty contained in Section 8.1, (b) any breach or failure on the part of Concorde or any Guarantor to perform or comply with any obligation, agreement or covenant hereunder, or (c) a claim by a Student with respect to the transactions giving rise to a given Receivable or the collection efforts by Concorde, any Guarantor, or their agents prior to the delivery of documentation to Cencor or its Collection Agents with respect to such Receivable pursuant to Sections 3.1 or 4.1, as applicable; provided however that such indemnity as to claims by Students shall not extend to losses related to uncollectibility of such Receivables, provided, however, that any payments made pursuant to this Section 6.1 shall be subordinated to Mark Twain's superior right of payment for amounts due and owing pursuant to that certain Revolving Credit, Security and Guaranty Agreement, dated as of September 3, 1991, and amended April 30, 1992 and April 30, 1993, among Mark Twain, Concorde and the Guarantors (the "Mark Twain Agreement").

     6.2 INDEMNIFICATION BY CENCOR. CenCor agrees to indemnity and hold harmless Concorde and each of the Guarantors from and against any and all damages, losses, and expenses (including attorney fees and expenses) directly incurred, sustained or suffered by or asserted against any of them resulting from, arising out of, relating to, or caused by (a) the breach of any representation or warranty contained in Section 8.2, (b) any breach or failure on the part of CenCor to perform or comply with any obligation, agreement or covenant hereunder, or (c) any actions taken by CenCor, or its agents, in connection with collection activities with respect to the Receivables, which have been taken in the absence of Concorde's rights of approval set forth in
Section 3.2, or any actions taken by CenCor or its affiliates in contravention of Concorde's rights of approval set forth in Section 3.2.

                                   ARTICLE VII
                              CONSENTS AND RELEASES

     7.1 CONSENT TO TRANSACTION. Attached as Exhibit B hereto is the consent (the "Mark Twain Consent") of Mark Twain, Concorde's primary lender, under the Mark Twain Agreement, whereby Mark Twain consents to Concorde's prepayment of Accrued Interest and the Assignment of the Receivables, all pursuant to the terms hereof.

     7.2  RELEASE OF SECURITY INTERESTS.

          (a) As set forth in the Mark Twain Consent, Mark Twain has agreed to release any and all security interests it has in the Receivables, granted to it either by Concorde or any of the Guarantors pursuant to the Mark Twain Agreement, and has agreed to execute all necessary UCC statements, and/or other documents, necessary to effectuate such release.

          (b) Concorde hereby agrees to release any and all security interests it has in the Receivables granted to it by the Guarantors pursuant to the Mark Twain Agreement, the Agreement, or otherwise and has agreed to execute all necessary UCC statements, and/or other documents, necessary to effectuate such release.

     7.3 ASSIGNMENTS. Concorde and each Guarantor agrees to execute all assignments, powers of attorney and other documents, in form and substance satisfactory to CenCor's counsel, to transfer the Receivables to CenCor and to grant CenCor or its agent the right to file suit on behalf of or in the name of Concorde to collect such Receivables.


                                  ARTICLE VIII
                                 REPRESENTATIONS

     8.1  OF CONCORDE AND GUARANTORS.

          (a) Subject to the release of the security interests held by Mark Twain and Concorde, as set forth in Section 7.2, and those granted to CenCor under the Agreement, Concorde is the owner of the Receivables, free and clear from any Lien or other right, title or interest of any other persons and free from any restriction on transfer.

          (b) Concorde is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. Each Guarantor is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, as indicated in the first paragraph of this Agreement.

          (c) Each of Concorde and Guarantors has all requisite power and authority to enter into and perform this First Amendment and to execute, deliver and perform its obligations thereunder. The First Amendment has been duly authorized by all necessary corporate action by and has been duly executed and delivered by authorized officers of Concorde and Guarantors, and is the valid agreement and obligation of Concorde and Guarantors legally binding upon and enforceable against them, in accordance with its terms.

          (d) Subject to the Mark Twain Consent, as set forth in Section 7.1, neither the execution nor the delivery of this First Amendment nor Concorde's and Guarantors' performance of and compliance with the terms and provisions hereof, will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Assets of Concorde or any of the Guarantors pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, governmental body, administrative agency or other Person pursuant to, the charter or bylaws of Concorde or any of the Guarantors, any agreement (including any agreement with stockholders), lease, indenture, mortgage, security agreement or other instrument (other than agreements, leases, indentures, mortgages, security agreements and other instruments relating to the Mark Twain Liabilities), or any order, judgment, decree, arbitration award, law, rule or regulation to or by which Concorde or any of the Guarantors or any of Concorde's Assets are subject or bound.

          (e) The Receivables are and will be valid debts owed by Students, fully transferrable and assignable to CenCor. None of the Receivables are, nor will be, (i) guaranteed student loans, (ii) subject to any rules or regulations of the U.S. Department of Education regarding collection procedures, or (iii) subject to any pending, or to Concorde's knowledge, threatened, litigation or counterclaim by a Student.

     8.2  OF CENCOR.

          (a) CenCor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          (b) CenCor has all requisite power and authority to enter into and perform this First Amendment and to execute, deliver and perform its obligations thereunder. The First Amendment has been duly authorized by all necessary corporate action by and has been duly executed and delivered by authorized officers of CenCor and is the valid agreement and obligation of CenCor legally binding upon and enforceable against it, in accordance with its terms.

          (c) Neither the execution nor the delivery of this First Amendment nor CenCor's performance of and compliance with the terms and provisions hereof, will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, governmental body, administrative agency or other Person pursuant to, the charter or bylaws of CenCor, any agreement (including any agreement with stockholders), lease, indenture, mortgage, security agreement or other instrument, or any order, judgment, decree, arbitration award, law, rule or regulation to or by which CenCor is subject or bound.


                                   ARTICLE IX
                                  Miscellaneous

     9.1 ATTORNEYS' FEES. Notwithstanding anything in the Agreement or herein to the contrary, Concorde shall pay to CenCor in cash CenCor's expenses in connection with the negotiation of this First Amendment and the consummation of the transaction contemplated thereby, including attorneys' fees and expenses, of which $3,000.00 shall be paid on February 18, 1994 and the remainder within ten
(10) business days after receiving an invoice from CenCor with supporting documentation, which the parties agree shall not exceed $6,000.00 in the aggregate.

     9.2 RATIFICATION. All provisions of the Agreement not specifically amended in this First Amendment are hereby ratified and reaffirmed.

     9.3 Governing Law. Except as otherwise provided by express reference to the Uniform Commercial Code, this First Amendment shall be construed in accordance with and governed by the laws, statutes and decisions of the State of Missouri, to the nonexclusive jurisdiction of whose courts, state and federal, Concorde and Guarantors irrevocably agree to submit.

     9.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     9.5 FURTHER ASSURANCES. Concorde and the Guarantors will execute, and pursuant to the provisions of the Mark Twain Consent, Mark Twain Bank will execute, all additional documents reasonably necessary to effectuate the transaction contemplated herein, including without limitation those documents to transfer the Substituted Receivables to CenCor free and clear of all liens and encumbrances.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

     Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect the debtor and creditor from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

                              CENCOR, INC.

ATTEST:
/s/ Lisa M. Henak                            By: /s/ Patrick F. Healy
- ------------------------                         -------------------------
Secretary                                        Patrick F. Healy,
                                                 Vice President-Finance


                                 ACKNOWLEDGEMENT

STATE OF MISSOURI     )
                      ) ss.
COUNTY OF JACKSON     )

     BE IT REMEMBERED, that on this 18th day of February, 1994, before me the undersigned, a notary public in and for said state, came Patrick F. Healy, Vice President-Finance of CenCor, Inc., a Delaware corporation, to me personally known to be such officer and the same person who executed as such officer the foregoing instrument on behalf of said corporation, and such person duly acknowledged the execution of the same to be the act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Kansas City, Missouri, the day and year last above mentioned.


                                             /s/ Lisa M. Henak
                                             ------------------------------
                                             Notary Public in and for said
                                             County and State

My commission expires:

September 7, 1996
- ----------------------

                                                  CONCORDE CAREER COLLEGES, INC.
ATTEST:


/s/ Lisa M. Henak                             By:/s/ M. Gregg Gimlin
- ------------------------                         -------------------------------
M. Gregg Gimlin                                  M. Gregg Gimlin
Secretary                                        Vice President



                                 ACKNOWLEDGEMENT

STATE OF MISSOURI     )
                      ) ss.
COUNTY OF JACKSON     )

     BE IT REMEMBERED, that on this 18th day of February, 1994, before me the undersigned, a notary public in and for said state, came M. Gregg Gimlin, Vice President of Concorde Career Colleges Inc., a Delaware corporation, to me personally known to be such officer and the same person who executed as such officer the foregoing instrument on behalf of said corporation, and such person duly acknowledged the execution of the same to be the act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Kansas City, Missouri, the day and year last above mentioned.


                                              /s/ Lisa M. Henak
                                              -----------------------------
                                              Notary Public in and for said
                                              County and State

My commission expires:

September 7, 1996
- ----------------------

                                    EXHIBIT A

                      ASSIGNMENTS AND ACCEPTANCE AGREEMENT

     Subject to the terms and conditions of the First Amendment to the Restructuring, Security and Guaranty Agreement, dated as of December 30, 1993, by and among CenCor, Inc., a Delaware corporation ("CenCor"); Concorde Career Colleges, Inc., a Delaware corporation ("Concorde"); Minnesota Institute of Medical and Dental Assistants, Inc.; Texas College of Medical and Dental Assistants, Inc.; United Health Careers Institute, Inc.; Southern California College of Medical and Dental Assistants, Inc.; Concorde Careers-Florida, Inc.; Colleges of Dental and Medical Assistants, Inc.; and Computer Career Institute, Inc., Concorde does hereby irrevocably assign, transfer, sell, deliver and set over to CenCor all of Concorde's right, title and interest, as of the close of business on the date hereof, in and to the receivables listed on Schedule I, attached hereto and incorporated herein and CenCor hereby accepts such assignment subject to such terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of December 30, 1993.


CONCORDE CAREER COLLEGES, INC.                CENCOR, INC.


By:/s/ M. Gregg Gimlin                        By:/s/ Patrick F. Healy
   ----------------------------                  ------------------------
   M. Gregg Gimlin,                              Patrick F. Healy,
   Vice President                                Vice President-Finance

                                    SCHEDULE


     The Agreement was also signed by officers of the following corporations on behalf of these corporations:

     Minnesota Institute of Medical and Dental Assistants, Inc.

     Texas College of Medical and Dental Assistants, Inc.

     United Health Careers Institute, Inc.

     Southern California College of Medical and Dental Assistants

     College of Dental and Medical Assistants, Inc.

     Computer Career Institute, Inc.

     Concorde Careers - Florida, Inc.